Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

     Consent of Ernst & Young LLP, Independent Registered Public Accountants

We consent to the references to our firm under the caption "Financial Highlights" in the Retail Class A, B & C Prospectus of MTB U.S Treasury Money Market Fund, MTB U.S. Government Money Market Fund, MTB Tax-Free Money Market Fund, MTB Money Market Fund, MTB New York Tax-Free Money Market Fund, MTB Pennsylvania Tax-Free Money Market Fund, MTB Short Duration Government Bond Fund, MTB Short-Term Corporate Bond Fund, MTB U.S. Government Bond Fund, MTB New York Municipal Bond Fund, MTB Pennsylvania Municipal Bond Fund, MTB Maryland
Municipal Bond Fund, MTB Intermediate-Term Bond Fund, MTB Income Fund, MTB Managed Allocation Fund-Conservative Growth, MTB Managed Allocation Fund-Moderate Growth, MTB Managed Allocation Fund-Aggressive Growth, MTB Balanced Fund, MTB Equity Income Fund, MTB Large Cap Value Fund, MTB Equity Index Fund, MTB Large Cap Stock Fund, MTB Large Cap Growth Fund, MTB Multi Cap Growth Fund, MTB Mid Cap Stock Fund, MTB Mid Cap Growth Fund, MTB Small Cap Stock Fund, MTB Small Cap Growth Fund, and MTB International Equity Fund and in the Institutional Class Prospectus of MTB U.S. Treasury Money Market Fund, MTB U.S. Government Money Market Fund, MTB Pennsylvania Tax-Free Money Market Fund, MTB Tax-Free Money Market Fund, MTB Money Market Fund, MTB Prime Money Market Fund, MTB New York Tax-Free Money Market Fund, MTB Short Duration Government Bond Fund, MTB Short-Term Corporate Bond Fund, MTB U.S. Government Bond Fund, MTB Maryland Municipal Bond Fund, MTB New York Municipal Bond Fund, MTB Pennsylvania Municipal Bond Fund, MTB Intermediate-Term Bond Fund, MTB Income Fund, MTB Balanced Fund, MTB Social Balanced Fund, MTB Equity Income Fund, MTB Large Cap Value Fund, MTB Equity Index Fund, MTB Large Cap Stock Fund, MTB Large Cap Growth Fund, MTB Multi Cap Growth Fund, MTB Mid Cap Stock Fund, MTB Mid Cap Growth Fund, MTB Small Cap Stock Fund, MTB Small Cap Growth Fund, and MTB International Equity Fund and "Independent Registered Public Accounting Firm" in each Statement of Additional Information included in Post-Effective Amendment Number 61 to the Registration Statement (Form N-1A, No. 33-20673) of MTB Group of Funds.

We also consent to the incorporation by reference of our report, dated June 10, 2004, on the MTB Group of Funds included in the Annual Report to Shareholders for the fiscal year ended April 30, 2004.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
August 24, 2004